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                                                                   EXHIBIT 23.10


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference of our report dated March 10, 2000, with respect to the financial statements of Provider Technology Group (a division of Blue Cross Blue Shield of Massachusetts) for the year ended December 31, 1999 in the Registration Statement (Form S-4) of Healtheon/WebMD Corporation and the related Proxy Statement/Prospectus of Healtheon/WebMD Corporation for the registration of the merger of Healtheon/WebMD Corporation and Medical Manager Corporation.



                                                           /s/ Ernst & Young LLP


Boston, Massachusetts
July 26, 2000